Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2021 First Quarter Results

PHOENIX, ARIZ. - February 4, 2021 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2021 first quarter ended December 31, 2020.

•New student starts increased 20.9% from the prior year quarter.
•Average enrollments increased 1.8% during the quarter as compared to the prior year period.
•First quarter revenue of $76.1 million decreased 12.7% compared to the prior year quarter.
•Adjusted free cash flow* of $5.8 million for the quarter, compared to $7.0 million in the prior year quarter.

“This quarter marks another important step as we continue to build on UTI’s superior track-record of preparing our students for careers in fields where the demand far outstrips the supply of credentialed candidates. Our strategy is focused in three key areas: student outcomes, innovation, and the accelerated growth and diversification of UTI,” said Jerome Grant, UTI's Chief Executive Officer. “We have made deliberate shifts in our marketing and admissions functions that are already allowing us to reach record numbers of potential students who, now more than ever, can benefit from our programs. Our blended learning approach continues to advance and is being recognized by industry and employer partners as an essential platform upon which crucial digital skills for lifelong learning are built.”

Grant continued, “Our growth and diversification strategy continues to move forward, with the intention to expand and diversify our offerings and capacity to best serve and meet America’s growing need for highly trained middle-skills professionals. Driven by our vision for the future of our organization, we will continue to evolve and innovate to support student success and enhance outcomes.”

Financial Results for the Three-Month Period Ended December 31, 2020 Compared to 2019

•New student starts increased 20.9% reflecting strong front-end demand across all channels.
•Revenues decreased 12.7% to $76.1 million compared to $87.2 million, which includes the deferral of $2.0 million of revenue related to the timing of completion of student make-up labs. The overall decrease is primarily attributable to lower average revenue per student driven by the pace in which students are progressing through their programs due to the impacts of COVID-19.
•Operating expenses decreased by 9.2% to $75.4 million, compared to $83.0 million. The decrease was primarily attributable to $3.2 million lower compensation, benefits and severance expenses from lower headcount and productivity improvements, as well as cost efficiencies from occupancy, travel, advertising and other costs.
•Operating income and adjusted operating income* were $0.8 million, compared to $4.3 million and $6.5 million, respectively.
•Net income was $1.1 million, compared to $4.7 million. Basic and diluted loss per share (EPS) were $(0.01).
•Adjusted EBITDA* was $4.3 million, compared to $10.1 million.
•Operating cash flow was $7.8 million, compared to $7.1 million.
•Adjusted free cash flow* was $5.8 million, compared to $7.0 million.

*See “Use of Non-GAAP Financial Information” below.

“The leading indicators for our business continue to show substantial and growing momentum, and at the same time we remain focused on driving increased efficiency within our operations. We expanded our pool of partnership programs with industry leaders and deployed capital to pursue ongoing optimization efforts within our real estate footprint,” said UTI Chief Financial Officer Troy Anderson. “While the current environment has presented some near-term challenges, I continue to be impressed by the resiliency our students and employees have demonstrated, and by our progress as an organization. I am optimistic about what we can accomplish going forward,” Anderson added.

Balance Sheet and Liquidity

At December 31, 2020, UTI’s total available liquidity was $72.1 million consisting of $44.2 million of cash and cash equivalents and $27.9 million of short-term, held-to-maturity securities. The company had no line of credit or other long-term debt as of the end of the fiscal first quarter. Available liquidity reflects the net cash outflow of $45.2 million for the purchase of the Avondale, Arizona campus, which occurred on December 23, 2020.

Student Metrics

	Three Months Ended
	December 31,
	2020	2019
Total starts	1,927	1,594
Average undergraduate full-time student enrollment	11,813	11,600
End of period undergraduate full-time student enrollment	10,763	10,766

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2021 third quarter ended December 31, 2020, on Thursday, February 4, 2021, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu or the telephone replay can be accessed through February 18, 2021, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 10150977.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods.

Adjusted EBITDA

UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations.

Adjusted Operating Income (Loss)

UTI defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses.

Adjusted Free Cash Flow

UTI defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations.

UTI discloses any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes severance expenses due to the CEO transition, costs related to the teach-out and closure of the Norwood, MA campus, and costs related to the purchase of our Avondale, Arizona campus. To obtain a complete understanding of UTI's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing UTI’s financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of UTI's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s belief that it is taking steps to address costs, efficiencies and working capital management; (2) UTI’s ability to maintain open campuses during the global pandemic and complete curriculum with in-person labs; (3) UTI’s belief that it is taking steps to drive its next phase of organic and inorganic growth; (4) UTI’s focus on offering a blended curriculum to provide students training for job skills that are in high demand; (5) UTI’s commitment to delivering the next phase of profitable growth and generating positive returns for all stakeholders; (6) UTI’s expectation for year-over-year annual growth; (7) UTI’s expectation for normal seasonality; (8) UTI’s focus on continuing to fuel long-term growth and investing in opening more welding programs that will drive incremental growth over the next two fiscal years; (9) substantial and growing interest in UTI and (10) UTI’s expectations for new student start growth, average student population growth, revenue, operating expenses, operating income (loss), adjusted operating income (loss), net income, adjusted EBITDA, operating cash flow, adjusted free cash flow, and capital expenditures for fiscal 2021. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI's actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute (UTI) uses its website (https://www.uti.edu/) and LinkedIn page (https://www.linkedin.com/school/universal-technical-institute/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and UTI may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

With more than 220,000 graduates in its 55-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation's leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 12 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Phoenix, Arizona.

For more information, visit www.uti.edu. Like UTI on www.facebook.com/UTI or follow UTI on Twitter @UTITweet, @MMITweet, and @NASCARTechUTI.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Robert Winters or Wyatt Turk
Alpha IR Group
(312) 445-2870
UTI@alpha-ir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2020	2019
Revenues	$76,125	$87,234
Operating expenses:
Educational services and facilities	39,331	42,876
Selling, general and administrative	36,019	40,104
Total operating expenses	75,350	82,980
Income from operations	775	4,254
Other income:
Interest income	54	336
Interest expense	(2)	—
Equity in earnings of unconsolidated affiliate	—	—
Other income, net	282	178
Total other income, net	334	514
Income before income taxes	1,109	4,768
Income tax expense	(26)	(84)
Net income	$1,083	$4,684
Preferred stock dividends	1,313	1,323
Net (loss) income available for distribution	$(230)	$3,361

Earnings per share:
Net (loss) income per share - basic	$(0.01)	$0.07
Net (loss) income per share - diluted	$(0.01)	$0.07

Weighted average number of shares outstanding:
Basic	32,658	25,663
Diluted	32,658	26,038

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	December 31, 2020	September 30, 2020
Assets
Cash and cash equivalents	$44,212	$76,803
Restricted cash	15,031	12,116
Held-to-maturity investments	27,878	38,055
Receivables, net	24,115	35,411
Notes receivable, current portion	5,446	5,184
Prepaid expenses	6,894	6,121
Other current assets	6,985	6,489
Total current assets	130,561	180,179
Property and equipment, net	116,637	72,743
Goodwill	8,222	8,222
Notes receivable, less current portion	29,875	27,609
Right-of-use assets for operating leases	140,296	144,663
Other assets	8,996	8,565
Total assets	$434,587	$441,981

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$43,221	$51,891
Dividends payable	1,313	—
Deferred revenue	42,616	40,694
Accrued tool sets	3,052	3,148
Operating lease liability, current portion	20,357	23,666
Other current liabilities	1,927	2,241
Total current liabilities	112,486	121,640
Deferred tax liabilities, net	674	674
Operating lease liability	132,175	134,089
Other liabilities	10,946	9,056
Total liabilities	256,281	265,459
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 32,767 and 32,730 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 700 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	141,372	141,002
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 82 shares	(365)	(365)
Retained deficit	(31,557)	(32,971)
Total shareholders’ equity	178,306	176,522
Total liabilities and shareholders’ equity	$434,587	$441,981

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$1,083	$4,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,282	3,013
Amortization of right-of-use assets for operating leases	4,445	5,920
Bad debt expense	389	283
Stock-based compensation	548	14
Training equipment credits earned, net	10	439
Other losses, net	(139)	(231)
Changes in assets and liabilities:
Receivables	8,108	4,065
Prepaid expenses	(1,651)	(409)
Other assets	(139)	23
Notes receivable	(884)	(555)
Accounts payable and accrued expenses	(8,416)	(1,938)
Deferred revenue	1,922	(695)
Income tax receivable/payable	2,783	92
Accrued tool sets and other current liabilities	(234)	32
Operating lease liability	(5,301)	(6,532)
Other liabilities	1,977	(1,081)
Net cash provided by operating activities	7,783	7,124
Cash flows from investing activities:
Proceeds from maturities of held-to-maturity securities	9,965	—
Purchase of property and equipment	(47,293)	(1,811)
Proceeds from disposal of property and equipment	6	23
Return of capital contribution from unconsolidated affiliate	73	69
Net cash used in investing activities	(37,249)	(1,719)
Cash flows from financing activities:
Payment of financing obligation and finance leases	(32)	—
Payment of payroll taxes on stock-based compensation through shares withheld	(178)	(497)
Net cash used in financing activities	(210)	(497)
Change in cash, cash equivalents and restricted cash	(29,676)	4,908
Cash and cash equivalents, beginning of period	76,803	65,442
Restricted cash, beginning of period	12,116	15,113
Cash, cash equivalents and restricted cash, beginning of period	88,919	80,555
Cash and cash equivalents, end of period	44,212	70,533
Restricted cash, end of period	15,031	14,930
Cash, cash equivalents and restricted cash, end of period	$59,243	$85,463

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,
	2020	2019
Net income	$1,083	$4,684
Interest income	(54)	(336)
Interest expense	2	—
Income tax expense	26	84
Depreciation and amortization	3,282	3,342
EBITDA	$4,339	$7,774
Severance expense due to CEO transition	—	1,531
Norwood, MA campus EBITDA	—	756
Adjusted EBITDA, non-GAAP	$4,339	$10,061

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,
	2020	2019
Net cash provided by operating activities, as reported	$7,783	$7,124
Purchase of property and equipment	(47,293)	(1,811)
Purchase of Avondale, Arizona campus	45,240	—
Severance payment due to CEO transition	75	1,014
Cash outflow associated with Norwood, MA campus operating activities	—	677
Adjusted free cash flow, non-GAAP	$5,805	$7,004

Reconciliation of Income from Operations to Adjusted Operating Income

	Three Months Ended December 31,
	2020	2019
Income from operations, as reported	$775	$4,254
Severance expense due to CEO transition	—	1,531
Norwood, MA campus operating loss	—	756
Adjusted operating income, non-GAAP	$775	$6,541

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2020	2019
Salaries expense	$31,790	$34,940
Employee benefits and tax	5,823	6,137
Bonus expense	3,903	4,189
Stock-based compensation	548	14
Total compensation and related costs	$42,064	$45,280

Occupancy expense, net of subleases	$8,538	$10,308
Advertising expense	9,030	9,453
Depreciation and amortization	3,274	3,336
Contract services expense	1,919	1,829